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                                                                     EXHIBIT 5.1


                   [Letterhead of Gibson, Dunn & Crutcher LLP]


                                  June 26, 2001

(213) 229-7000                                                     C 88689-00004


ChromaVision Medical Systems, Inc.
33171 Paseo Cerveza
San Juan Capistrano, CA 92675-4824

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to ChromaVision Medical Systems, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-8 (the "Registration Statement") of the Company to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 1,000,000 shares of the Common Stock, $0.01 par value per share, of the Company (the "Shares") subject to issuance by the Company under the Company's Employee Stock Purchase Plan (the "Plan").

     In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.

     Based upon the foregoing and such other examinations of law and fact as we have deemed necessary, and in reliance thereon, we are of the opinion that the Shares are duly authorized, and when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     The Company is a Delaware corporation. We are not admitted to practice in Delaware. However, we are generally familiar with the Delaware General Corporation Law and have made such review thereof as we consider necessary for the purpose of this opinion. Subject to the foregoing, this opinion is limited to Delaware, California and federal law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ GIBSON, DUNN & CRUTCHER LLP

RJS/TLC